UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2024

Alpha Cognition Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-42403	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 - 750 West Pender Street Vancouver, British Columbia	V6C 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  604-564-9244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	ACOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On December 16, 2024, pursuant to the underwriting agreement (the “Underwriting Agreement”) by and among Alpha Cognition Inc. (the “Company”) Titan Partners Group LLC, a division of American Capital Partners, LLC, as representative (the “Representative”) of the several underwriters identified on Schedule A of the Underwriting Agreement (the “Underwriters”), the Company issued a representative’s purchase warrant (the “Representative’s Purchase Warrant”) to purchase up to an aggregate of 34,196 shares of Common Stock. The Representative’s Purchase Warrant may be exercised beginning on June 14, 2025 until November 8, 2029. The initial exercise price of each Underwriters’ Warrant is $7.18 per share. The issuance of the Representative’s Purchase Warrant was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA COGNITION INC.

	By:	/s/ Michael McFadden
Michael McFadden
Chief Executive Officer
Dated: December 20, 2024

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